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                                                                    EXHIBIT 11
                     CALCULATION OF PRIMARY NET EARNINGS
                    PER COMMON AND COMMON EQUIVALENT SHARE
             AFTER EFFECT OF AUGUST 7, 1997 TWO-FOR-ONE STOCK SPLIT



                                               Quarter Ended                 Six Months Ended
                                        ----------------------------    ----------------------------
                                           June 27         June 28         June 27         June 28
                                            1997            1996             1997            1996
                                        ------------    ------------    ------------    ------------
Net earnings per common and common
  equivalent share                      $  9,922,000    $   (346,000)   $ 18,447,000    $  5,143,000
                                        ------------    ------------    ------------    ------------
                                        ------------    ------------    ------------    ------------
Average number of shares used in
   calculating primary earnings
   per share:
Average number of common shares
   outstanding                            39,190,000      30,840,000      39,110,000      30,816,000
Dilutive effect of stock options after
   application of treasury stock method      756,000               0         770,000       1,016,000
                                        ------------    ------------    ------------    ------------
Average number of shares outstanding      39,946,000      30,840,000      39,880,000      31,832,000
                                        ------------    ------------    ------------    ------------
                                        ------------    ------------    ------------    ------------
Earnings per share:
Primary                                 $       0.25    $      (0.01)   $       0.46    $       0.16
                                        ------------    ------------    ------------    ------------
                                        ------------    ------------    ------------    ------------


                     CALCULATION OF FULLY DILUTED NET EARNINGS
                       PER COMMON AND COMMON EQUIVALENT SHARE
             AFTER EFFECT OF AUGUST 7, 1997 TWO-FOR-ONE STOCK SPLIT


                                               Quarter Ended                 Six Months Ended
                                        ----------------------------    ----------------------------
                                           June 27         June 28         June 27         June 28
                                            1997            1996             1997            1996
                                        ------------    ------------    ------------    ------------
Net earnings per common and
   common equivalent share              $  9,922,000    $  (346,000)    $ 18,447,000    $  5,143,000
                                        ------------    ------------    ------------    ------------
                                        ------------    ------------    ------------    ------------
Average number of shares used in
   calculating fully diluted earnings
   per share:
Average number of common shares
   outstanding                            39,190,000     30,840,000       39,110,000      30,816,000
Additional effect of stock options
   after application of treasury
   stock method                              944,000              0          872,000       1,048,000
                                        ------------    ------------    ------------    ------------
Average number of shares outstanding      40,134,000     30,840,000       39,982,000      31,864,000
                                        ------------    ------------    ------------    ------------
                                        ------------    ------------    ------------    ------------
Earnings per share:
Fully diluted                           $       0.25    $      (0.01)   $       0.46    $       0.16
                                        ------------    ------------    ------------    ------------
                                        ------------    ------------    ------------    ------------